UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2007

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No.: 0-26823	73-1564280
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 24, 2007, the Compensation Committee of the Board of Directors of Alliance Resource Management GP, LLC (the “MGP”), the managing general partner of Alliance Resource Partners, L.P. (the “Partnership”), approved amendments to the MGP’s (a) Amended and Restated Deferred Compensation Plan for Directors, (b) Amended and Restated Short-Term Incentive Plan, (c) Amended and Restated Long-Term Incentive Plan and (d) Amended and Restated Supplemental Executive Retirement Plan (each a “Plan” and collectively the “Plans”).

Amendment to Deferred Compensation Plan for Directors

The Compensation Committee of the MGP approved amendments to the Deferred Compensation Plan for Directors to permit a non-employee director to elect, effective with respect to deferrals made after December 31, 2007, to have his or her account under the Plan for deferrals of his or her annual retainer paid on the earlier of (a) a date specified in the participant’s deferral notice or (b) on his or her termination from the Board of Directors of the MGP. If a payment date is not specified in the election, then the payment of deferrals of his or her annual retainer for such Plan year will be automatically made on the non-employee director’s termination from the Board of Directors. Prior to this amendment, non-employee directors were permitted to elect to defer all or a portion of their annual retainer, but such deferred payment could only be made when a participant ceased to be a member of the Board of Directors. The purpose of the amendment was to provide non-employee directors with more control over planning for their financial needs.

Amendments to Other Plans

In addition, the Compensation Committee of the MGP approved amendments to the Amended and Restated Short-Term Incentive Plan, the Amended and Restated Long-Term Incentive Plan and the Amended and Restated Supplemental Executive Retirement Plan, in each case to transfer the sponsorship of these Plans from the MGP to Alliance Coal, LLC, the Partnership’s operating subsidiary which is owned collectively by the Partnership and Alliance Holdings GP, L.P., and to formally change the names of each of the three Plans to be Alliance Coal, LLC plans. The amendment is effective as of May 15, 2006.

The foregoing description of the MGP’s amendments to the Amended and Restated Deferred Compensation Plan for Directors, Amended and Restated Short-Term Incentive Plan, Amended and Restated Long-Term Incentive Plan and Amended and Restated Supplemental Executive Retirement Plan, does not purport to be complete and is qualified in its entirety by the provisions of such Plans.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: January 29, 2007

3